Exhibit 31.4 Certifications Pursuant to Rule 13a-14(a)

I, John V. Sakys, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Mesa Laboratories, Inc. for the year ended March 31, 2019; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	July 18, 2019	/s/John V. Sakys
John V. Sakys
Chief Financial Officer